Exhibit 99.4
PRESS RELEASE
For information contact:
Jim Storey
Director of Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES INC. DECLARES REGULAR DIVIDEND
CHARLOTTE, NC, July 23, 2009 — Horizon Lines, Inc. (NYSE: HRZ), today announced that its Board of Directors has voted to declare a regular quarterly cash dividend of $0.11 per share, payable on September 15, 2009, to stockholders of record on September 1, 2009. The dividend was approved during the regularly scheduled quarterly meeting of the Board of Directors, which was held today.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC, owns or leases a fleet of 21 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC, offers customized logistics solutions to shippers from a suite of transportation and distribution management services, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.